MUTUAL RESCISSION AGREEMENT

      This Mutual Rescission Agreement (this "Agreement") is entered into and effective as of this 26th day of August 2004, by and among Prof. Dr. Dr. Hans-Jurgen Reimann ("Prof. Reimann"), Dr. Antje Reimann ("Dr. Reimann"), and Global Life Sciences, Inc., a Nevada corporation formerly known as Too Gourmet, Inc., a Nevada corporation (the "Company"; with Prof. Reimann and Dr. Reimann, the "Parties" and each, a "Party").

                                    RECITALS

A. The Parties entered into an Asset Purchase and Sale Agreement, with an effective date of September 22, 2003 (the "Purchase Agreement"), whereby the Company acquired the medical business assets and related intellectual property (the "Acquired Assets and Business") of a medical laboratory and service provider, doing business as the Internationale Fachklinik, from Prof. Reimann and Dr. Reimann (the "Transaction").

B. In exchange for the Acquired Assets and Business, Prof. Reimann and Dr. Reimann and their designees collectively received from the Company 26,500,000 shares of the Company's common stock (the "Acquisition Shares") and options to purchase up to an additional 3,500,000 shares of the Company's common stock at an exercise price of $0.10 per share, exercisable on or before September 21, 2006 (the "Acquisition Options").

C. The above-referenced designees were Thomas Kuspert, Rudi Prochnow, Thorsten Barth, Sanja Makitan, Claudia Knotzsch, Swiss Equities Group Inc., Seaport Partners, Inc., Westie International Ltd., BF Acquisition Group I, Inc., Peter Kneib, Susann Kacprzyk, and Frank Kisch (collectively, the "Shares Designees").

D. The Company has issued "S-8 Shares" (the "S-8 Issued Shares") to the following individuals and has reserved (the "S-8 Reserved Shares") an equivalent number of shares to the following individuals:

                  Prof. Reimann                             93,750
                  Dr. Reimann                               93,750
                  Thomas Kuspert                            46,875
                  Claudia Knotzsch                          46,875
                  Harrysen Mittler                          93,750

E. The Parties have determined that it is in the best interest of the Parties mutually to rescind the Purchase Agreement and return the Parties to their respective asset and common stock immediately positions prior to the Transaction.

         NOW, THEREFORE, in consideration of the above recitals and the mutual benefits contained herein, the Parties agree as follows:

         1. RESCISSION. The Purchase Agreement and all agreements entered into by and among the Parties in connection therewith are hereby rescinded as of the effective date thereof, are of no force or effect as if each of the same had never been executed and delivered, and each of the Parties to this Agreement will be restored to the position it was in immediately before each of such agreements was executed, with respect to the Acquisition Shares, the Acquisition Options, the S-8 Shares, and the Acquired Assets and Business in the manner and on the terms set forth hereinbelow.

         2. ACQUISITION SHARES; ACQUISITION OPTIONS; S-8 SHARES. Upon execution of this Agreement by Prof. Reimann and Dr. Reimann, each of Prof. Reimann and Dr. Reimann and, through them, each of the Shares Designees shall surrender to the Company for cancellation certificates representing the Acquisition Shares and the Acquisition Options and shall execute stock powers effecting same. Upon the execution of this Agreement by Prof. Reimann and Dr. Reimann, each of Prof Reimann and Dr. Reimann and, through them, each of the original issuees of the S-8 Issued Shares shall surrender to the Company for cancellation certificates representing S-8 Issued Shares that were owned of record or beneficially by their original issuees as of August 10, 2004 (the "Remaining S-8 Issued Shares"), and shall execute stock powers effecting same. Upon the execution of this Agreement by Prof. Reimann and Dr. Reimann, all of the Acquisition Shares, Acquisition Options, Remaining S-8 Issued Shares, and S-8 Reserved Shares shall be deemed cancelled, as if the same had never been issued and the issuees and grantees, respectively, shall not have any entitlements thereto. If any of the stock certificates representing the Acquisition Shares or the shares acquired through the exercise of the Acquisition Options shall have been lost, stolen or destroyed, the Party claiming such certificates to be so lost, stolen or destroyed shall make an affidavit of that fact and post a bond or other collateral security in such reasonable amount as the Company may direct as indemnity against any claim that may be made with respect to such certificate.

         3. ACQUIRED ASSETS AND BUSINESS. Upon execution of this Agreement by Prof. Reimann and Dr. Reimann and by an authorized officer of the Company, all of the Acquired Assets and Business are deemed to be returned and transferred to Prof. Reimann and Dr. Reimann. Any and all agreements with and obligations to any and all third parties in respect thereof shall also be deemed amended hereby to provide that Prof. Reimann and Dr. Reimann, or their designees who are not otherwise affiliated with the Company, shall be substituted for the Company and that all of such agreements and obligations will be deemed novated such that the Company not be a party to any such agreements and will not be obligated therefor. Such agreements and obligations shall be deemed to include, but not be limited to, rescission and cancellation of any and all shares issued by the Company from and after September 22, 2003, with the exceptions of the S-8 Issued Shares (as the disposition and treatment of such shares are set forth in Section 2, above), the exception of the shares and options set forth hereinbelow:

             Bauwert Development Gamma GMBH                         200,000
             BF Acquisition Group I Inc                           1,200,000
             Summit Partners Ltd                                    900,000
             TPC Partner                                            900,000
             Stormblast Capital                                     900,000
             TPC Partner Option Agreement (dated June 15, 2004)

         4. BOARD RESIGNATIONS. Effective as of the date of this Agreement, each of Prof. Reimann and Dr. Reimann shall have resigned as an officer, employee, or consultant of the Company and Thomas Kuspert (a Party through Prof. Reimann and Dr. Reimann as a member of the Shares Designees) shall have resigned as an officer, employee, or consultant of the Company and as a member of its Board of Directors.

         5. NO ASSIGNMENT. Each of the Parties to this Agreement represents and warrants that he/she/it has not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, or by operation of law, any matters released pursuant to this Agreement or any portion of it, or any interest in the Purchase Agreement or any agreements entered into in connection therewith. Prof. Reimann and Dr. Reimann and, through them, each of the Shares Designees each further represents and warrants that none of the Acquisition Shares or any shares purchased through exercise of the Acquisition Options is subject to any lien, claim, charge, encumbrance, pledge, security interest or claim of others.

         6. SECTION 16 REPORTS. Each of Prof. Reimann, Dr. Reimann, and each of the appropriate Shares Designees (with the exception of all affiliates of BF Acquisition Group I., Inc.) shall amend any reports filed by each of them pursuant to Section 16 of the Securities Exchange Act of 1934 to reflect the return of their Acquisition Shares and Acquisition Options to the Company.

         7. RELEASE BY PROF. REIMANN AND DR. REIMANN. Each of Prof. Reimann and Dr. Reimann and, through them, each of the Shares Designees (with the exception of all affiliates of BF Acquisition Group I., Inc.; collectively, the "Releasing Parties Group"), for themselves and for each of their administrators, assigns, agents, heirs, attorneys, employees, executors and/or representatives releases and discharges the Company and its past, present, and future affiliates, divisions, parents, subsidiaries, predecessor and successor corporations, directors, officers, administrators, partners, joint venturers, alleged alter egos, agents, servants, employees, representatives, assigns, successors-in-interest, predecessors-in-interest, attorneys and/or representatives (collectively, the "Released Parties Group"), of and from any and all claims, demands, causes of action, obligations, damages, debts, losses, costs, expenses, attorneys' fees, liabilities and indemnities of any nature whatsoever, whether known or unknown, whether past, present or future, whether based on contract, tort, statute or other legal or equitable theory of recovery, which as of the effective date of this Agreement, each member of the Releasing Parties Group has, had, may cause to have or may claim against any member of the Released Parties Group in any way arising out of, based on, connected with or incidental to any debts, duties or liabilities concerning the Transaction, the Purchase Agreement or any agreements executed in connection therewith.

                  Each member of the Releasing Parties Group understands and acknowledges that, after execution of this Agreement, they may incur or suffer loss, damage, or injury which is in some way caused by or related to the claims released herein, but which is unknown or unanticipated at the time of the execution of this Agreement. Further, there is a risk that loss or damage presently known may be or become greater than they now expect or anticipate. Each member of the Releasing Parties Group assumes such risks, and the releases contained herein shall apply to all unknown and unanticipated results arising from or relating to the claims released, as well as those known and anticipated. Each member of the Releasing Parties Group hereby specifically waives the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which provides:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         8. INDEMNIFICATION BY PROF. REIMANN, DR. REIMANN, AND THE SHARES DESIGNEES. Each of Prof. Reimann, Dr. Reimann, and, through them, each of the Shares Designees (with the exception of all affiliates of BF Acquisition Group I., Inc.) agrees to indemnify and hold the Company harmless from any loss, cost, damage, expense (including attorneys' fees) or any liability therefore based upon, in connection with, or arising out of this Agreement.

         9. COVENANT NOT TO SUE BY PROF. REIMANN, DR. REIMANN, AND THE SHARES DESIGNEES. Each of Prof. Reimann, Dr. Reimann, and, through them, each of the Shares Designees (with the exception of all affiliates of BF Acquisition Group I., Inc.) covenants not to commence or maintain any action, whether at law or in equity, for any damages, liability, cause of action, judgment or claims arising out of or related to the Transaction, the Purchase Agreement or any agreements executed in connection therewith, whether now existing or arising in the future, against the Company. This covenant shall be binding upon, and inure to, the benefit of the Parties, their successors and assigns.

         10. CHOICE OF LAW. This Agreement will be enforced and governed and construed by and in accordance with the laws of the State of California.

         11. INTERPRETATION; ATTORNEY'S FEES. This Agreement shall not constitute an admission of liability by any Party for any purpose, except as otherwise provided herein. The Parties hereto have participated jointly in the negotiation and drafting hereof; accordingly, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship hereof. In the event any Party to this Agreement brings any legal or equitable action against any other Party to this Agreement to enforce or interpret any provision of this Agreement, the prevailing Party, as determined in the court's discretion, will be entitled to recover costs and attorneys fees in the proceeding.

12. OTHER DOCUMENTS. Each Party will, from time to time, at the request of any other Party to this Agreement, execute, acknowledge and deliver any other documents or instruments and take any other actions as may be reasonably required or requested to more effectively carry out the terms of this Agreement.

13. AMENDMENT. This Agreement may be amended only by the written agreement of all of the Parties hereto.

                  IN WITNESS WHEREOF, the Parties hereto execute this Agreement upon the date first set forth above.



/s/ PROF. DR. DR. HANS-JURGEN REIMANN
---------------------------------------------------------
PROF. DR. DR. HANS-JURGEN REIMANN,
(individually and on behalf of the Shares Designees)


/s/ DR. ANTJE REIMANN
---------------------------------------------------------
DR. ANTJE REIMANN,
(individually and on behalf of the Shares Designees)


GLOBAL LIFE SCIENCE, INC.



By:/s/ William Busso
    -----------------------------------------------------
    William Bosso, President